MENTOR REPORTS SECOND QUARTER FINANCIAL RESULTS AND
REITERATES GUIDANCE; PROVIDES UPDATE ON PRODUCT
DEVELOPMENT PIPELINE

•     Sales Were $114.3 Million and Earnings Per Share were $0.25 in the Second Quarter Fiscal Year 2006

•     Fiscal Year Sales Expected to Grow at a Low Double-Digit Rate over Sales in Fiscal Year 2005, with
  Earnings per Share Expected to be in the Range of $1.60 to $1.65

   •     Phase 2 Study of Botulinum Toxin Product Initiated in U.S. for Cosmetic Indication and Enrollment
         Completed

   •     All Patients in Puragen Plus™ Hyaluronic Acid-Based Dermal Filler Pivotal Study Completed 6 Month
         Follow-Up; PMA to be Filed by End of Fiscal Year

SANTA BARBARA, October 31, 2005 - Mentor Corporation (NYSE:MNT), a leading supplier of medical products in the United States and internationally, today announced financial results for the second quarter of fiscal year 2006, with sales of $114.3 million, compared to sales of $108.8 million in the second quarter of 2006, and earnings per share of $0.25, compared to $0.26 in the second quarter of fiscal year 2005.  The Company also reiterated its expectations for fiscal year 2006 with sales expected to grow at a low double-digit rate over sales in 2005 and earnings per share expected to be in the range of $1.60 to $1.65.  In addition, the Company provided updates on key programs in its product development pipeline.

"Mentor's results in the second quarter are consistent with the expectations we communicated earlier in the month.  The overall health of our businesses remains strong and we remain confident in our performance expectations for the full year," commented Joshua H. Levine, President and Chief Executive Officer of Mentor Corporation.  "Through the first six months, our strong cash flow increased our-short term liquidity to $180 million in cash and marketable securities.  Gross margin improved to 65.4% and operating margin improved to 21.3%, compared to 63.4% and 19.9%, respectively, in the first six months of fiscal year 2005."

"During the quarter, we completed the six month follow-up of the U.S. pivotal study of Puragen Plus™, our dermal filler product, and we began the Phase 2 study in the U.S. of our botulinum toxin type A product for cosmetic indications and completed patient enrollment.  In addition, we continue to address the conditions in the approvable letter we received in late July from the FDA related to our pending Memory Gel™ silicone gel breast implant PMA," added Levine.  "We also launched two new products in the U.S., our Moderate Plus Saline breast implant and our Self Cath HydroGel™ intermittent catheter."

Strategy
In October, Mentor announced its strategy to increase its focus on aesthetic medicine.  As a result, the Company also announced that it is evaluating strategic alternatives for its urology business that would both enhance shareholder value and enable the Company to focus more fully on its aesthetics business.

Product Sales
Total sales were $114.3 million in the second quarter of fiscal year 2006, an increase of 5% over sales of $108.8 million in the second quarter of fiscal year 2005, including $0.6 million of positive foreign currency exchange effects, principally from the Euro.

•     Aesthetics Segment
Mentor's Aesthetics sales were $58.7 million in the second quarter of fiscal year 2006, an increase of 8% over sales in the second quarter of fiscal year 2005.

•     Surgical Urology Segment
Mentor's Surgical Urology sales were $29.9 million in the second quarter of fiscal year 2006, a decrease of 2% from sales in the second quarter of fiscal year 2005.

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•     Clinical and Consumer Healthcare Segment
Mentor's Clinical and Consumer Healthcare sales were $25.8 million in the second quarter of fiscal year 2006, an increase of 7% over sales in the second quarter of fiscal year 2005.

Gross Profit
Gross profit for the second quarter of fiscal year 2006 was $73.7 million, or 64.5% of sales, compared to $68.1 million, or 62.6% of sales, in the second quarter of fiscal year 2005, with significant improvements in each business segment.  Key contributors to the improvement in Mentor's gross profit margin for the first quarter were strong sales of higher margin products, improved manufacturing efficiencies and lower material costs.

Selling, General & Administrative
Selling, general and administrative (SG&A) expense in the first quarter of fiscal year 2006 was $45.4 million, or 39.7% of sales, compared to $40.6 million, or 37.3% of sales, in the second quarter of fiscal year 2005.  The increase in SG&A expense during the quarter was related to Mentor's direct-to-consumer advertising programs, the Company's patient and physician education programs, increased reserves for bad debt related to the severe weather in the Gulf Coast, and Mentor's emerging facial aesthetics business.

Research & Development
Research and development (R&D) expense in the second quarter of fiscal year 2006 was $9.1 million, compared to $8.6 million in the second quarter of fiscal year 2005.  During the quarter, the Company's investment in R&D supported the ongoing review of Mentor's pending silicone gel-filled breast implant Pre-Market Approval ("PMA") application and key clinical programs for the Company's botulinum toxin and hyaluronic acid-based dermal filler products.

•     Hyaluronic Acid-Based Dermal Filler
Mentor announced that all patients in the pivotal registration study had completed the 6 month follow-up visit during the second quarter and that the Company plans to complete the filing of its PMA by the end of fiscal year 2006.

•     Botulinum Toxin Type A
Mentor announced that it had started the phase 2 dose-finding study of it botulinum toxin type A product for cosmetic indications in the second quarter, and that it had completed enrollment of all patients in the study.

Tax Rate
The tax rate was 35.0% in the second quarter 2006, compared to 31.6% in the second quarter of fiscal year 2005.  This increase was primarily related to the impact of the repatriation of profit from the Company's foreign operations under the American Jobs Creation Act of 2004.

Earnings Per Share
Earnings per share for the second quarter of fiscal year 2006 were $0.25, a decrease of 4% from earnings per share of $.026 in the second quarter of fiscal year 2005.  The shares outstanding used to calculate earnings per share for the second quarter 2006 was 51.5 million shares outstanding, compared to 50.5 million shares in the second quarter 2005.  This increase in shares outstanding was primarily related to the effect of the higher share price of Mentor stock and its impact on warrants associated with the Company's convertible notes.

Dividend
Mentor declared a dividend of $0.18 per share in the second quarter of fiscal year 2006, compared to $0.17 per share in the second quarter of fiscal year 2005.

Balance Sheet
Mentor ended the second quarter of fiscal year 2006 with $180.1 million in cash and marketable securities, an increase of approximately $67 million over the $112.9 million recorded at the end of fiscal year 2005.

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Fiscal Year 2006 Outlook
Consistent with the guidance the Company provided at the beginning of the year, Mentor expects that fiscal year 2006 EPS will be in the range of $1.60 to $1.65.  The Company also expects that sales in fiscal year 2006 will grow at a low double-digit rate over sales of $483.4 million in fiscal year 2005.  These sales and earnings per share expectations do not include any positive impact of a potential approval by the U.S. Food and Drug Administration of the Company's pending silicone gel-filled breast implant PMA application or any impact related to the Company's announced strategy to increase its focus on aesthetic medicine and seek strategic alternatives for its urology business.

Conference Call
Mentor Corporation has scheduled a conference call today regarding this announcement.  Those interested in listening to a recording of the call may dial (800) 839-2488 at 6:00 p.m. EST today until Midnight EST November 7, 2005.  You may also listen to the live webcast at 5:00 p.m. EST today or the archived call at www.mentorcorp.com, Investor Relations site under "Conference Calls".

About Mentor Corporation
Founded in 1969, Mentor Corporation is a leading supplier of medical products for the global healthcare market.  The Company develops, manufactures and markets innovative, science-based products for the aesthetics, urologic specialties and clinical and consumer healthcare markets around the world.  The Company's website is www.mentorcorp.com.

Safe Harbor Statement
This release contains forward-looking statements including, but not limited to, statements relating to Mentor's expectations for fiscal year 2006 sales at a low double-digit rate over prior year sales, expectations for earnings per share to be in the range of $1.60 to $1.65, the Company's plans to complete the filing of its Puragen Plus PMA by the end of fiscal year 2006, a potential approval by FDA of the Company's silicone gel-filled breast implant PMA, and any future potential decisions related to strategic alternatives for the Company's urology business that would both enhance shareholder value and enable the Company to focus more fully on its aesthetics business.  Forward-looking statements are also identified by words such as "anticipates," "scheduled", "expects,"  "intends," "plans," "predicts," "on-track," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue", similar expressions, and variations or negatives of these words.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  These forward-looking statements are based on Mentor's current expectations, estimates, projections, beliefs and assumptions.  These forward-looking statements speak only as of the date hereof and are based upon the information available to the Company at this time.  Such information is subject to change, and Mentor will not necessarily inform you of such changes.  These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict.  Therefore, Mentor's actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

Important factors that may cause such a difference for Mentor include, but are not limited to competitive pressures and other factors such as the introduction or regulatory approval of new products by our competitors and pricing of competing products and the resulting effects on sales and pricing of our products, disruptions or other problems with our sources of supply, significant product liability or other claims, difficulties with new product development and market acceptance, changes in the mix of our products sold, patent conflicts, product recalls, United States Food and Drug Administration (FDA) delay in or approval or rejection of new or existing products, changes in Medicare, Medicaid or third-party reimbursement policies, changes in government regulation, use of hazardous or environmentally sensitive materials, our inability to implement new information technology systems, our inability to integrate new acquisitions, and other events.  Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8‑K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Contact:
Mentor Corporation
Peter R. Nicholson
(805) 879-6082

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MENTOR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)
	Three Months Ended			Six Months Ended
	September 30,			September 30,
	2005	2004	Percent Change	2005	2004	Percent Change

Net sales	$114,287	$108,779	5%	$249,598	$231,211	8%

Cost of sales	40,557	40,638	0%	86,347	84,613	2%
Gross profit	73,730	68,141	8%	163,251	146,598	11%

Selling, general and administrative expense	45,358	40,568	12%	92,977	83,820	11%
Research and development expense	9,146	8,553	7%	17,183	16,583	4%
	54,504	49,121	11%	110,160	100,403	10%

Operating income	19,226	19,020	1%	53,091	46,195	15%

Interest (expense)	(1,470)	(1,228)	20%	(2,886)	(2,636)	9%
Interest income	881	533	65%	1,619	948	71%
Other income (expense), net	3	5	(40)%	49	(183)	(127)%

Income before income taxes	18,640	18,330	2%	51,873	44,324	17%

Income taxes	6,522	5,796	13%	17,280	14,136	22%
Net income	$12,118	$12,534	(3)%	$34,593	$30,188	15%

Earnings per share
Basic earnings per share	$0.28	$0.29	(3)%	$0.81	$0.71	14%
Diluted earnings per share*	$0.25	$0.26	(4)%	$0.72	$0.63	14%
Dividends per share	$0.18	$0.17	6%	$0.35	$0.32	9%

Weighted average shares outstanding

Basic	43,253	42,548	2%	42,748	42,356	1%
Diluted*	51,515	50,362	2%	50,477	50,260	0%

*Note:  We adopted the provisions of EITF 04-8 in December 2004, which requires that the dilutive impact of contingently issuable shares from our $150 million of convertible subordinated notes be included in the diluted earnings per share calculation, on a retrospective basis.

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MENTOR CORPORATION
SALES BY PRINCIPAL PRODUCT LINE
(unaudited, in thousands)
	Three Months Ended			Six Months Ended
	September 30,			September 30,
	2005	2004	Percent Change	2005	2004	Percent Change

Breast aesthetics	$50,530	$46,881	8%	$115,338	$104,301	11%
Body aesthetics	4,113	3,866	6%	9,106	8,639	5%
Other aesthetics, including facial	4,029	3,575	13%	8,354	6,926	21%
Aesthetic sales	58,672	54,322	8%	132,798	119,866	11%

Penile implants	6,559	6,197	6%	13,421	12,547	7%
Brachytherapy	4,110	3,788	9%	8,100	7,643	6%
Women's health (pelvic floor)*	5,002	5,702	(12)%	11,364	11,620	(2)%
Disposable urinary care/other	14,189	14,687	(3)%	31,194	30,476	2%
Surgical urology sales	29,860	30,374	(2)%	64,079	62,286	3%

Clinical & consumer sales	25,755	24,083	7%	52,721	49,059	7%

Total sales	$114,287	$108,779	5%	$249,598	$231,211	8%

*Includes royalty revenue

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MENTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

Assets	September 30, 2005	March 31, 2005
Current assets:
Cash and marketable securities	$180,090	$112,894
Accounts receivable, net	99,800	110,749
Inventories	75,458	74,679
Deferred income taxes	24,396	23,976
Prepaid expenses and other	27,791	16,574
Total current assets	407,535	338,872

Property and equipment, net	67,614	72,287

Intangible assets, net	30,000	32,155
Goodwill, net	23,263	24,080
Other assets	10,441	10,207
Total assets	$538,853	$477,601

Liabilities and shareholders' equity
Current liabilities	$133,499	$141,859
Long-term accrued liabilities	9,668	10,587
Convertible subordinated notes	150,000	150,000
Shareholders' equity	245,686	175,155
	$538,853	$477,601
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MENTOR CORPORATION
Calculation of Diluted Earnings per Share
(unaudited, in thousands, except per share data)

	Fiscal Year 2005 ending March 31, 2005					Fiscal Year 2006
	Q1*	Q2*	Q3	Q4	FY	Q1	Q2	FY
Net income as reported	$17,654	$12,534	$16,329	$8,364	$54,881	$22,475	$12,118	$34,593
Add back after tax interest expense on convertible notes	802	802	802	802	3,208	802	802	1,604
Numerator for diluted EPS calculation	$18,456	$13,336	$17,131	$9,166	$58,089	$23,277	$12,920	$36,197
Weighted average shares outstanding	42,163	42,548	42,367	40,579	41,921	42,234	43,253	42,748
Shares issuable through exercise of stock options	2,873	2,690	2,492	2,428	2,620	2,056	2,057	2,060
Shares issuable through conversion of convertible notes	5,121	5,124	5,128	5,131	5,126	5,133	5,136	5,135
Shares issuable through exercise of warrants (treasury stock method)	-	-	-	-	-	-	1,069	534
Denominator for diluted EPS calculation	50,157	50,362	49,987	48,138	49,667	49,423	51,515	50,477
Diluted earnings per share	$0.37	$0.26	$0.34	$0.19	$1.17	$0.47	$0.25	$0.72
Year over year change in diluted EPS	12%	13%	31%	(39)%	4%	27%	(4)%	14%
*Note: We adopted the provisions of EITF 04-8 in December 2004, which requires that the dilutive impact of contingently issuable shares from our $150 million of convertible subordinated notes be included in the diluted earnings per share calculation, on a retrospective basis.

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